UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[  ] Preliminary information statement
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ENTREMETRIX CORPORATION
 (Name of Registrant as Specified In Its Charter)

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EntreMetrix Corporation

18101 Von Karman Avenue

Suite 330

Irvine, CA  92612

To:

Common Stockholders of EntreMetrix Corporation

Re:

Action by Written Consent in Lieu of Meeting of Stockholders

This information statement is being provided on behalf of the Board of Directors (the “Board“) of EntreMetrix Corporation, a Nevada corporation (the “Company“) to record holders of shares of our common stock (“Shareholders“) as of the close of business on the record date November 26, 2007.  This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

Proposal 1: Authorization to the Board to withdraw the Company’s election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Proposal 2: Amend our certificate of incorporation to change the Company name from EntreMetrix Corporation to NeoTactix Corporation, and concurrently to change the Company’s CUSIP number and OTCBB trading symbol.

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the controlling shareholder’s recommendation of the actions. Proposal No. 1 will become effective upon the filing of the Form N-54C with the Securities and Exchange Commission (the “SEC”), and Proposal No. 2 will become effective upon the Company’s filing of its Certificate of Amendment to Articles of Incorporation changing the name of the Company.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders.  The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, you’re shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company’s principal executive offices.  If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices.  Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only.  Your vote is not required to approve these actions.  This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.  You are not being asked to send a proxy and you are requested not to send one.  The approximate mailing date of this information statement is December 17, 2007.

We appreciate your continued interest in EntreMetrix Corporation, Inc.

Very truly yours,

/s/ Scott W. Absher

Chief Executive Officer and Director

December 11, 2007

Irvine, California

WE ARE NOT ASKING YOUR FOR A PROXY

AND YOU ARE NOT REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders.  The action was taken on November 26, 2007.

Copies of this Information Statement are first being sent on or before December 17, 2007 to the holders of record on November 26, 2007 of the outstanding shares of the Company’s common stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting stock have determined that it is in the best interest of the Company and have approved the following actions (the “Actions”) by written consent dated November 26, 2007, in lieu of a special meeting of the stockholders:

1.

To withdraw its election to be regulated as a Business Development Company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.

To amend the Certificate of Incorporation of the Company to change the name of the Company from EntreMetrix Corporation to NeoTactix Corporation, and concurrently to change the Company’s CUSIP number and OTCBB trading symbol.

The Company anticipates that the actions contemplated herein will become effective on or about the open of business on January 7, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Vote Required

The vote which was required to approve both of the above Actions was the affirmative vote of the holders of a majority of the Company’s voting stock.  Each holder of common stock is entitled to One (1) vote for each share held.  We do not have any preferred stock issued or outstanding.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on November 26, 2007 (the “Record Date”).  As of the Record Date, the Company had outstanding 56,987,865 shares of common stock and no shares of preferred stock outstanding.  Holders of the voting stock have no preemptive rights.  All outstanding shares are fully paid and nonassessable.  The transfer agent for the common stock is Pac West Transfer, 2510 Pine Road North, Spokane Valley, Washington, 99206, telephone (509) 926-2330.

Vote Obtained - Section 78.320 Nevada Revised Statutes; Section 58 of the Investment Company Act of 1940

NRS 78.320 provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Section 58 of the Investment Company Act of 1940 provides that a BDC may not withdraw its election as a BDC unless it is authorized to do so by a majority (defined as greater than 50%, or 50% plus one vote) of its issued and outstanding voting securities.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effectuate the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.  The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 67% of the outstanding voting stock, are as follows: Scott Absher - 18,000,000 shares (31.59%), George LeFevre - 18,000,000 shares (31.59%), Marty Powell – 1,700,000 shares (3.00%), Richard Granieri – 65,000 shares (<1%).

Pursuant to NRS 78.370, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action.  This Information Statement is intended to provide such notice.  Under Nevada Law, no dissenters’ or appraisal rights are afforded to our stockholders as a result of the approval of the Proposals.

ACTION ONE

WITHDRAW ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY

On March 7, 2006, the Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a business development company (“BDC”). The Company elected BDC status intending to provide debt and equity capital to companies that it believed presented opportunities for superior performance through liquidity events, recapitalizations, internal growth, product, or geographic expansion, the completion of complementary add-on acquisitions, or industry consolidations.

As a BDC, the Company determined that it was necessary, from time to time, to raise additional capital to carry out the Company’s business plan.  Accordingly, the Company filed a Form 1-E with Securities and Exchange Commission (the “Commission”) on October 1, 2007, notifying it of the Company’s intent to sell up to $4,750,000 of the Company’s common stock at various prices depending upon the then current price per share.  Current market conditions and the success of continued on-going operations, discontinued the selling efforts of the offering and to investigate other financing alternatives.  The Company was not successful in raising any capital under the recent Form 1-E.

The Company was notified by the Division of Investment Management of the Securities and Exchange Commission, on October 24, 2007, requesting that the Company not proceed with our Form 1-E filing, indicating a number of questions related to the Company’s historic and procedural use of the BDC designation.  The indication from the Commission’s questions suggested that the Company may be subject to regulatory review to determine compliance with various rules and regulations applicable to BDCs.  It is not clear whether or not the Commission will allow the interpretations of applicable laws, rules and regulations adopted by the Company or whether or not the Commission will seek to curtail the Company’s operations as a BDC.

The Company is not aware of any act that would be a violation of any provision under the Investment Company Act of 1940; however, the Company is aware that the filing of the application for withdrawal of its BDC election does not relieve the Company of the responsibility of any previous violations of the Act.   The Company is uncertain as to its liability with regards to its prior filings subject to 1940 Act however such liability may be significant.

Specifically, the Company determined that it had, among other things: failed to adequately disclose the process of valuing its portfolio securities; potentially violating Section 61 of the 1940 Act; issued shares for services to be provided to the Company, potentially violating Section 23 of the 1940 Act; failed to properly constitute the Board through a shareholder vote, pursuant to Section 16 of the 1940 Act; failed to have a majority of directors that were not interested persons of the Company, pursuant to Section 56(a) of the 1940 Act; failed to obtain a fidelity bond, potentially violating Section 17 of the 1940 Act; and the Company has never appointed a Chief Compliance Officer.  In the absence of an active Chief Compliance Officer and complete diligence on the part of the Company, there can be no assurance that there are no additional compliance issues.

As a result of various late regulatory filings, deficiencies in disclosure requirements, the Company has been out of compliance with certain of the rules and regulations governing the business and affairs, financial status, and financial reporting items required of Business Development Companies.

The Company’s Board and management reviewed the facts surrounding these compliance failures.  Ultimately, the Board caused the Company to take certain steps to remediate the compliance failures. The Company’s violations of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management as of this time, but may include regulatory enforcement actions. However, such liabilities, if incurred, could have a significant impact on the Company’s ability to continue as a going concern.

The Company’s withdrawal of it’s BDC election may not fully cure all of the 1940 Act compliance deficiencies currently affecting the Company and it is unclear how those deficiencies will impact the Company in the future. The Company’s significant compliance and remediation costs, in terms of both time and dollars, have operated as an encumbrance on the Company’s resources.

Accordingly, an evaluation of the Company’s ability to operate as a going concern in an investment company regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of the Company’s current business model, the Board has determined that continuation as a BDC is not in the best interests of the Company and its shareholders at the present time.  Further, was the Company to remain a BDC, the Company would be required to substantially change its business model to meet the definition of an investment company.

Accordingly, after careful consideration of the 1940 Act Requirements applicable to BDCs, an evaluation of the Company’s Ability to operate as a going concern in an investment company a regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of potential alternative business models, the controlling shareholders have determined that continuation as a BDC is not in the best interest of the Company and its shareholders at the present time.  A majority of the voting power of the Company's outstanding common stock has determined by exercising their majority vote to have the Company file a Form N-54C and withdraw its election to be registered as a BDC.

Subsequent to the filing of the Form N-54C, the Company intends to pursue a business model whereby it would provide early stage capital and structural support services to small, private companies seeking both debt and equity capital and/or become publicly held and traded (the “New Business Model”).

The Company will also engage in advising private companies in matters of capital formation and growth. Specifically, the Company will identify small private companies (the “Clients”) and assist them with operational and growth strategies, accounting and financial advice including the raising of capital by introducing them to potential equity and debt investors. As compensation for these services, the Company proposes to receive revenue to sustain operations and may receive shares of the Client, which will then be registered by the Client in its initial public offering. The Company anticipates that the shares it receives as compensation will be assessed at par value.  The Company will at all times report shares it receives as compensation on its periodic reports filed with the SEC.

In addition, the Company may acquire business entities by an exchange in shares. There can be no assurance that a merger, if any, will take place.  The Company may also act as a holding company structure for operating businesses.

Under the New Business Model, the Company wills at all times conduct its activities in such a way that it will not be deemed an “investment company” subject to regulation under the 1940 Act.  Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

The Company's violations of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management as of this time. However, such liabilities, if incurred, could have a significant impact on the Company's ability to continue as a going concern.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC

When the Company ceases to be a BDC, the shareholders will lose certain protections, including the following:

* The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

* The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office;

* The Company will no longer be required to provide and maintain a bond issued by reputable fidelity insurance company to protect it against larceny and embezzlement;

* The Company will no longer be required to ensure that a majority of the directors are persons who are not “interested persons,” as that term is defined in section 56 of the 1940 Act, and certain persons that would be prevented from serving on the Company's board if it were a BDC (such as investment bankers) will be able to serve on the Company's board;

* The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company's ability to issue warrants and options;

* The Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

* The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value;

* The Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated hereunder.

However, the Board will still be subject to customary principles of fiduciary duty with respect to the Company and its shareholders.

In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(b) of the Securities Exchange Act of 1934 (the Exchange Act”). Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

EFFECT ON THE FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. The Company believes that, in light of its limited assets, the effect of the change in method of accounting should not be material.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its shareholders) as a “regular” corporation under Subchapter C of the Internal Revenue Code.

ADVERSE EFFECT ON SHAREHOLDERS WHEN ELECTION IS WITHDRAWN

When the election to be treated as a BDC is withdrawn, shareholders may be adversely affected.  The shareholders rights that will be lost include a requirement that a majority of the Board of Directors be independent of management, we will no longer have restrictions on investments and stock issuance, and officers and directors can receive our stock as consideration for services rendered.

APPROVAL OF THE WITHDRAWAL ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY

Under Nevada Law and the 1940 Act, the withdrawal of an election to be regulated must be approved by the Board of Directors and by the holders of at least a majority of the common stock.  The following stockholders approved the withdrawal as a BDC and filing of the N-54C by written consent as permitted under Nevada Law and the 1940 Act.  Their approvals collectively represent approximately 67% of the Common Stock of the Company:

Shareholder	Number of Shares	Percentage of Total Shares
Scott Absher	18,000,000	31.89%
George LeFevre	18,000,000	31.89%
Marty Powell	1,700,000	3.00%
Richard Granieri	65,000	0.01%

The filing of the N-54C to withdraw the Company from being a BDC, therefore, has been approved by the stockholders of the Company, and the Action will become effective after the filing of the N-54C.  It is expected that such filing will be effective on or about January 7, 2008.

Because the withdrawal as a BDC has already been approved, you are not required to take any action at this time.  This Information Statement is your notice that the Action has been approved.  You will receive no further notice when the Action becomes effective.

ACTION TWO

AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE NAME OF CORPORATION

On November 26, 2007, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the proposed amendment to Article 1 of the Company’s Articles of Incorporation to change the name of the Company from EntreMetrix Corporation to NeoTactix Corporation.

The Board of Directors believes that it is advisable and in the Company’s best interests to change the name in order to more accurately reflect changes in the Company’s business focus occurring as a result of the Company’s withdrawal of its election to be regulated as a BDC under the 1940 Act, and concurrently to change the Company’s CUSIP number and OTCBB trading symbol.

APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

Under Nevada Law, an amendment to the Company’s Articles of Incorporation to effectuate a name change must be approved by the Board of Directors and by the holders of at least a majority of the common stock.  The following stockholders approved the Certificate of Amendment by written consent as permitted under Nevada Law.  Their approvals collectively represent approximately 67% of the Common Stock of the Company:

Shareholder	Number of Shares	Percentage of Total Shares
Scott Absher	18,000,000	31.89%
George LeFevre	18,000,000	31.89%
Marty Powell	1,700,000	3.00%
Richard Granieri	65,000	0.01%

The filing of the Certificate of Amendment to change the Company’s name from EntreMetrix Corporation. to NeoTactix Corporation, therefore, has been approved by the stockholders of the Company, and the Action will become effective after the filing of the Certificate of Amendment to Articles of Incorporation with the state of Nevada.  It is expected that such filing will be effective on or about January 7, 2008.

Because the name change to NeoTactix Corporation has already been approved, you are not required to take any action at this time.  This Information Statement is your notice that the Action has been approved.  You will receive no further notice when the Action becomes effective.

OTHER INFORMATION

Directors and Executive Officers

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  The executive officers of the Company are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Scott Absher	47	Chief Executive Officer and Director (2004)
George LeFevre	40	Chief Financial Officer, Secretary, and Director (2004)
Mark Absher	44	Director
Richard Granieri	62	Director
Patrick Shane	55	Director

Scott Absher has served as a director and our Chief Executive Officer since our reverse merger with EnStruxis in February 2004.  Since December 2000, Mr. Absher has also been a co-founder and Managing Partner of NeoTactix, a company focused on mergers, acquisitions, and structural guidance for small public companies.  From 1993 to1997, Mr. Absher was the President of Management Resources, a company that specialized in business process outsourcing, including human resources services.  Mr. Absher is a graduate of The Moody Bible Institute in Chicago, Illinois.

George LeFevre has served as a director, our Chief Financial Officer and Secretary since our reverse merger with EnStruxis in February 2004.  In 2005, Mr. LeFevre was hired as Chief Executive Officer of MotivNation, Inc., a company that specializes in the specialty automotive industry.  Mr. LeFevre is also a co-founder of NeoTactix, a company focused on mergers, acquisitions, and structural guidance for small public companies.  From 1998 to 2000, Mr. LeFevre assisted with the formation and funding of PTM Molecular Biosystems.  He was the Chief of Finance and key officer for strategic business ventures.  Mr. LeFevre received a Bachelor of Science in Business Administration Finance from California State University, Long Beach.

Mark Absher has served as our director since January 24, 2006.  Mr. Absher is currently working for LifeWay Christian Resources as their Staff Attorney.  From 1997 to 2004, Mr. Absher served as Corporate Counsel for The National Community Foundation based in Brentwood, Tennessee.  From 1990 to 1996, Mr. Absher served as Corporate Counsel for TTC Illinois which provided management support services to the transportation industry.  Mr. Absher holds an undergraduate Bachelor of Arts degree and a Juris Doctorate Degree from The John Marshall Law School in Chicago.  Mr. Absher is a former law clerk for the Illinois Appellate Court and for the 7th Circuit Federal bankruptcy court in Chicago.

Richard Granieri has served as our director since February 21, 2006.  Mr. Granieri is an Independent Business Consultant for private and public companies.  Mr. Granieri has an extensive background with communications and marketing to the financial community.  Mr. Granieri has held a series 6, 7, and 24 licenses and managed investment portfolios with Schneider

Securities.  He has managed retail brokerage office, investor relations, private placements and investment banking activities.  Mr. Granieri attended Cal Poly San Luis Obispo majoring in Engineering.

Patrick Shane has served as our director since February 21, 2006.  Mr. Shane has worked in business finance for over 25 years with a focus on corporate finance, advising small and micro-cap companies on the U.S. public financial markets for the last 15 years.  His professional network extends through Europe and Asia and produces significant merger and investment opportunities for U.S. clients.  Mr. Shane has established an extensive network within the investment banking community, including a broad range of institutional funds.  Prior to specializing in the equities market, Mr. Shane served as a senior financial and marketing executive with ASCAP, the world’s largest music performing rights organization.  Mr. Shane holds a B.S. degree in Finance from the University of Central Florida, Orlando.

Audit Committee

We presently do not have an audit committee of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, none of the required parties are delinquent in their 16(a) filings.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Executive Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) our Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the fiscal year ended December 31, 2006 (“Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Scott Absher (1)(2)	2006	$60,000	-0-	-0-	-0-	-0-	-0-	-0-	$60,000

Director and CEO	2005	$155,000	-0-	-0-	-0-	-0-	-0-	-0-	$155,000

George LeFevre (1)(2)	2006	$18,500	-0-	-0-	-0-	-0-	-0-	-0-	$18,500

Director, CFO, Secretary	2005	$142,500	-0-	-0-	-0-	-0-	-0-	-0-	$142,500

*

Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment.  Our policy and assumptions made in valuation of share based payments are contained in Note 2 to our December 31, 2006 financial statements.

(1)

There was no compensation for any officers or directors for the year ending December 31, 2004.

(2)

Amounts stated were the combined amounts of actual cash received and salaries accrued for that year.  The following are the accrued salaries:

a.

Scott Absher

i.

(2005):  $120,000 in accrued salary, which was later settled in exchange for 6,000,000 shares of our common stock at a discounted rate of $0.01 per share.

ii.

(2006): There were no accrued salaries

b.

George LeFevre

i.

(2005):  $120,000 in accrued salary, which was later settled in exchange for 6,000,000 shares of our common stock at a discounted rate of $0.01 per share.

ii.

(2006): There were no accrued salaries.

Employment Contracts

We currently do not have any employment agreements with our officers.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to our officers, directors, or employees in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2006, provided for or contributed to by us.

Director Compensation

The following table sets forth director compensation as of December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Scott Absher	-0-	-0-	-0-	-0-	-0-	-0-	-0-

George LeFevre	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mark Absher	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Richard Granieri	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Patrick Shane	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*

Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment.  Our policy and assumptions made in valuation of share based payments are contained in Note 2 to our December 31, 2006 financial statements.

The compensation of each of our directors is fully furnished in the Summary Compensation Table above.

Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.  In addition, we intend to issue to any new directors options to purchase 500,000 shares of our common stock at an exercise price and terms to be determined.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers as of December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott Absher	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

George LeFevre	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Certain Relationships And Related Transactions, And Director Independence

NeoTactix Corporation. Consulting Agreement

On April 20, 2004, we entered into a Business Consulting Agreement with NeoTactix Corporation (“NTX”) (this company will be renamed Strativation Corporation in conjunction with our name change from EntreMetrix Corporation to NeoTactix Corporation on or about January 7, 2008) pursuant to which NTX agreed to provide certain business consulting services, in exchange for 4,900,000 shares of our common stock.  The Company and NTX agreed that the compensation shares issued by us to affiliates of NTX shall be cancelled and returned to us if, prior to October 31, 2005, NTX had not achieved certain benchmarks pursuant to the agreement.  On October 5, 2005, our Board of Directors extended the agreement for one year to commence on October 31, 2006.

On August 26, 2004, our Board elected both managing partners of NeoTactix, Scott Absher and George LeFevre, to our Board of Directors.  In addition, our board of directors elected Scott Absher as our CEO, and George LeFevre as our CFO and Secretary.  The original agreement with NeoTactix still stands and will be reviewed as of the expiration date.

On October 5, 2005, our Board approved a one year extension to the consulting agreement to expire December 31, 2006.  We wrote-down the deferred consulting services, offset against additional paid in capital, to $245,000 or $0.05 per share which was the closing market price on October 5, 2005.  As of December 31, 2005, none of the benchmarks had occurred.  The services were deferred until performance committed.

On October 20, 2006, our Board approved an amendment to the Business Consulting Agreement dated April 20, 2004.  According to the amended agreement, NeoTactix was deemed to have fully performed all services required of it, in consideration of same.  We expensed previously deferred consulting and compensation fees in full.

Scott Absher and George LeFevre

In December 2002, Scott Absher (CEO) and George LeFevre (CFO) loaned us $84,475 for start up capital.  This note vested on December 31, 2006 and is anticipated to be restructured.

On July 18, 2006, Scott Absher and George LeFevre each agreed to assume half of the total legal fees payable to the attorney for the total amount of $170,432.  The amounts were converted into notes payable accruing interest at 8% per annum, due on December 17, 2007.

Richard McKinley (former officer)

On May 23, 2005, a $350,000 note was made concerning a settlement agreement reached between us and Richard McKinley.  The note was to be paid over thirty-six (36) months with the first payment occurring on June 1, 2005, and without any interest accrued to the unpaid balance, and was to be secured by personal promissory note by both Scott Absher and George Lefevre.

On June 6, 2006, we filed a lawsuit against one of our former officers for breach of contract on a settlement agreement signed May 23, 2005.  As of December 31, 2006, this matter remains in motion with the Orange County Courts.  We are holding any payments due to the same officer on a prior settlement agreement, due to the breach of the contract.

MotivNation Inc.

We provides structural support services for MotivNation, Inc., which George Lefevre serves as a Director and CEO.  In addition Jay Isco is the CFO of MotivNation, and participates as a part-time employee of ours.

Richardson and Patel

On July 18, 2006, Richardson and Patel, our former attorney, agreed to cancel 1,000,000 shares of the retaining 2,000,000 shares to us (see note 20 in the financial statements).

Security Ownership Of Certain Beneficial Owners And Management And Related Stockholder Matters

The following table sets forth, as of November 23, 2007, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Nature of Affiliation	Common Stock Ownership	Percentage of Common Stock Ownership (2)

Scott Absher	Chief Executive Officer and Director	18,000,000	31.89%

George LeFevre	Chief Financial Officer, Secretary and Director	18,000,000	31.89%

Richard Granieri	Director	65,000	<1%

Patrick Shane	Director	-0-	0%

Mark Absher	Director	-0-	0%

All executive officers, directors, and beneficial owners as a group		37,665,000	66%

(1)

Unless stated otherwise, the address of each affiliate is 18101 Von Karman Ave., Suite 330, Irvine, California 92612.

(2)

Unless otherwise indicated, based on 56,987,865 shares of common stock issued and outstanding.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  The issuer is not aware of any person who controls the issuer as specified in section 2(a)(1) of the Investment Company Act of 1940.  There are no classes of stock other than common stock issued or outstanding.  Other than as set forth herein, there are no options, warrants, or other rights to acquire common stock outstanding.  We do not have an investment advisor.

MORE INFORMATION AND INQUIRIES

Since the Company and its management are in possession of all facts relating to a Company’s disclosure, they are responsible for the accuracy and adequacy of the disclosures they have made.

The Company is responsible for the adequacy and accuracy of the disclosure in the filings. Any staff comments by the Securities and Exchange Commission or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Shareholders may make inquiries by contacting Scott W. Absher at 888-798-9100 or c/o EntreMetrix Corporation, 18101 Von Karman Avenue, Suite 330, Irvine, CA  92612.

By Order of the Board of Directors

/s/ Scott W. Absher

Scott W. Absher, President

Irvine, California

December 11, 2007